UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Report: November 5, 2004


                                ESSEX CORPORATION
             (Exact name of Registrant as specified in its charter)

Commission File No.  0-10772

         Virginia                                                  54-0846569
(State or other jurisdiction of                         (IRS Employer ID No.)
incorporation or organization)

         9150 Guilford Road
         Columbia, Maryland                                        21046-2306
(Address of principal executive office)                            (Zip Code)

Registrant's telephone number, including area code:            (301) 939-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))





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                                ESSEX CORPORATION



ITEM 8.01 OTHER EVENTS.

LISA G. JACOBSON  joined us in July 2004 as Executive  Vice  President and Chief
Financial Officer (CFO). From 2000 to spring of 2004 she was CFO for ACS Government Services, Inc. (ACS-GS), a subsidiary of Fortune 500 ACS, Inc. She continued as CFO following the acquisition of ACS-GS by Lockheed Martin Government Services Group, Inc. in 2003 until her departure in spring 2004.
ACS-GS provided commercial solutions as well as engineering and technology services to the U.S. Government and other customers. Annual revenue for ACS-GS for fiscal 2003 was reported by the company to be approximately $700 million. From 1990 to November 2000, Ms. Jacobson was Director, Accounting and Financial Management Division of the U.S. Government Accountability Office ("GAO"). From 1979 to 1987, and from 1989-90 she was at Deloitte & Touche, where her final position was Senior Manager. She was a GAO Fellow from 1987 to 1989. She is a Certified Public Accountant and holds a Bachelor Degree in Accounting from Oklahoma State University.


                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ESSEX CORPORATION
                                  (Registrant)



                            /S/ LEONARD E. MOODISPAW
                            --------------------------------------------
DATE:  November 5, 2004     Leonard E. Moodispaw
                            President & Chief Executive Officer